                                                                    EXHIBIT 10.1



                    ---------------------------------------



                         COMMON STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            ERGO SCIENCE CORPORATION,


                              ESC MERGER SUB, INC.


                                       AND


                          COURT SQUARE CAPITAL LIMITED



                            DATED AS OF MAY 23, 2001



                     ---------------------------------------

                                TABLE OF CONTENTS


                                                                                            PAGE
1.       AUTHORIZATION AND SALE OF STOCK......................................................1

         1.1.     Authorization of Common Stock...............................................1
         1.2.     Sale of Common Stock........................................................1
         1.3.     Limitation On Other Issuances of Common Stock...............................2
         1.4.     Proceeds....................................................................2

2.       THE CLOSING..........................................................................2

3.       REPRESENTATIONS OF THE COMPANY.......................................................3

         3.1.     Organization and Corporate Power............................................3
         3.2.     Authorization...............................................................3
         3.3.     Effect of Transactions......................................................4
         3.4.     Brokerage...................................................................4

4.       REPRESENTATIONS OF THE PURCHASERS....................................................4

         4.1.     Accredited Investor.........................................................4
         4.2.     Investment..................................................................4
         4.3.     Suitability.................................................................4
         4.4.     Lack of Liquidity...........................................................5
         4.5.     Knowledge and Experience....................................................5
         4.6.     Access to Management........................................................5
         4.7.     Brokerage...................................................................5

5.       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.......................................5

         5.1.     Accuracy of Representations and Warranties; Performance.....................5
         5.2.     Certificate.................................................................5
         5.3.     Stockholder Approval........................................................5
         5.4.     Consummation of Merger......................................................5
         5.5.     Purchaser Satisfaction with Acquisition.....................................5

6.       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.........................................6

         6.1.     Accuracy of Representations and Warranties; Performance.....................6
         6.2.     Certificate.................................................................6
         6.3.     Stockholder Approval........................................................6
         6.4.     Consummation of Merger......................................................6
         6.5.     Company Satisfaction with Acquisition.......................................6

7.       SUCCESSORS AND ASSIGNS...............................................................6

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................6


                                             i
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9.       EXPENSES.............................................................................6

10.      NOTICES..............................................................................6

11.      NO CONDITIONS TO EFFECTIVENESS, ENTIRE AGREEMENT.....................................7

12.      AMENDMENTS AND WAIVERS...............................................................7

13.      COUNTERPARTS.........................................................................8

14.      CAPTIONS.............................................................................8

15.      SEVERABILITY.........................................................................8

16.      GOVERNING LAW........................................................................8

17.      TERMINATION AND EXPIRATION...........................................................8

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "AGREEMENT"), dated as of May 23, 2001, is made by and among Ergo Science Corporation, a Delaware corporation ("ERGO"), ESC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Ergo ("MERGER SUB"), and Court Square Capital Limited, a Delaware corporation ("COURT SQUARE" and together with its permitted assignees, the "PURCHASERS"). When used herein, the term "COMPANY" shall refer to (i) Ergo prior to the effective time of the Merger (as hereinafter defined), and (ii) Merger Sub at and after the effective time of the Merger.

         WHEREAS, subject to the approval of its stockholders, Ergo is implementing certain restrictions on the transfer of its Common Stock (as hereinafter defined) by means of the merger of Ergo with and into Merger Sub, with Merger Sub being the surviving corporation and pursuant to which Merger Sub shall change its name to "Ergo Science Corporation" (the "MERGER");

         WHEREAS, the Company wishes to acquire one or more operating businesses (the "ACQUISITION") for such consideration as may then be agreed upon including, without limitation, consideration in the form of cash;

         WHEREAS, the Company and Court Square entered into an agreement to induce Court Square to assist the Company in identifying suitable targets for the Acquisition by granting Court Square certain rights with respect to the issuance and sale of shares of Common Stock (as defined herein) to finance the Acquisition (the "ORIGINAL AGREEMENT"); and

         WHEREAS, the parties wish to, and hereby do, amend and restate the Original Agreement as follows.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

1.       AUTHORIZATION AND SALE OF STOCK.

         1.1. AUTHORIZATION OF COMMON STOCK. The Company has duly authorized the sale and issuance of up to 7,500,000 shares of its Common Stock, par value $0.01 per share (the "COMMON STOCK").

         1.2. SALE OF COMMON STOCK.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company that number of shares of Common Stock (the "COMMON SHARES") as may be determined by mutual agreement of the parties, up to an aggregate maximum of 7,500,000 shares (such maximum number subject to adjustment as provided below) of Common Stock at a purchase price per share equal to the SUM of (i) $1.15 AND (ii) the Book Value Increase (as defined below) per share

         (such purchase price per share subject to adjustment as provided below, the "PURCHASE PRICE"). The Purchasers shall pay the Purchase Price to the Company for the Common Shares, and such Common Shares shall be sold and issued, in accordance with Section 2 of this Agreement.

                  (b) The maximum number of Common Shares subject to issuance and sale pursuant to this Section 1.2, the Purchase Price and the Book Value Per Share (as defined below) shall each be equitably adjusted for any stock split, stock dividend, combination of shares, reorganization, recapitalization, reclassification or similar event involving or affecting the Common Stock (including, without limitation, the effect of the Merger).

                  (c) For purposes of this Section 1.2: (i) the term "BOOK VALUE INCREASE" shall mean any increase in the Book Value Per Share occurring between May 23, 2001 and the Closing Date attributable to (A) the Company's receipt of Cash in consideration of the sale of the Company's non-Cash assets or (B) the reduction or elimination of the Liquidation Preference; (ii) the term "BOOK VALUE PER SHARE" shall mean the QUOTIENT of (A) the Company's then total amount of assets LESS the SUM of its then total amount of liabilities AND the Liquidation Preference DIVIDED BY (B) the number of shares of the Company's Common Stock then outstanding; (iii) the term "LIQUIDATION PREFERENCE" shall mean the then aggregate accrued liquidation preference on all outstanding shares of the Company's preferred stock; and (iv) the term "CASH" shall mean cash, cash equivalents and short-term investments.

         1.3. LIMITATION ON OTHER ISSUANCES OF COMMON STOCK. The Company hereby covenants and agrees that it shall not issue any shares of Common Stock or other security exercisable for or convertible into Common Stock to any party (other than as specifically contemplated herein) in connection with the financing of an Acquisition of a business introduced to the Company by Court Square either directly or indirectly (i.e. through an intermediary introduced to the Company by Court Square) unless and until either (i) the Company has issued and sold all of the Common Shares to the Purchasers or (ii) the Purchasers have declined to purchase the Common Shares offered to them pursuant to this Agreement in connection with such Acquisition.

         1.4. PROCEEDS. Proceeds from the sale of the Common Shares may be used for any corporate purpose, including without limitation as consideration for an Acquisition and/or general working capital purposes.

2. THE CLOSING. The closing of the sale and purchase of the Common Shares pursuant to this Agreement shall take place, if at all, in such place, on such date and at such time as shall be mutually agreed by the Company and the Purchasers (the "CLOSING"). The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing, the Company shall deliver to each Purchaser a certificate representing the number of Common Shares purchased by such Purchaser as provided in Section 1.2 hereof registered in the name of the Purchaser. The Purchase Price shall be paid by wire transfer, certified or cashier's check or other method acceptable to the Company and which shall facilitate the consummation of the

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Acquisition. If, at the Closing, any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment. If, at the Closing, any of the conditions specified in Section
6 of this Agreement shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment.

3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchasers as follows:

         3.1. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material and adverse effect on the business, operations, financial condition, assets, prospects, liabilities or contractual rights of the Company (a "MATERIAL ADVERSE EFFECT"). The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the other agreements, documents and instruments contemplated hereby (collectively with this Agreement, the "TRANSACTION DOCUMENTS"), and generally to carry out the transactions contemplated hereby. The Company is not in violation of any term of its Certificate of Incorporation or By-laws, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party, where any violation, noncompliance or default would result in a Material Adverse Effect.

         3.2. AUTHORIZATION. Other than obtaining the approval of the Company's stockholders with regard to the issuance of the Common Shares:

                  (a) The Transaction Documents are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies.

                  (b) The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate or other action of the Company.

                  (c) The issuance, sale and delivery of the Common Shares in accordance with this Agreement have been, or will be prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company.

                  (d) The Common Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

                  (e) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Transaction Documents, or the issuance, sale and delivery of the Common Shares in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby or by the other Transaction Documents.

         3.3. EFFECT OF TRANSACTIONS. The execution, delivery and performance by the Company of the Transaction Documents will not conflict with or result in any default under any material contract, obligation or commitment of the Company, or any provision of the Company's Certificate of Incorporation or By-laws, or in any corporate restriction of the Company or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company which could have a Material Adverse Effect. The Company's execution and delivery of the Transaction Documents and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Company which could reasonably be expected to have a Material Adverse Effect.

         3.4. BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, except as described herein.

4. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser severally represents and warrants to the Company, as follows:

         4.1. ACCREDITED INVESTOR. Except as otherwise disclosed to the Company, it is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         4.2. INVESTMENT. It is acquiring Common Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

         4.3. SUITABILITY. It understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment; (ii) the Company is substantially similar to an early-stage enterprise with no operating history, and no revenues or net income from operations to date; (iii) the purchase of Common Shares is a speculative investment which involves a high degree of risk of loss of the entire investment; and (iv) there are substantial restrictions on the transferability of the Common Shares, and accordingly, it may not be possible for it to liquidate its investment in case of emergency or otherwise.

         4.4. LACK OF LIQUIDITY. It is able (i) to bear the economic risk of this investment, (ii) to hold the Common Shares for an indefinite period of time, and (iii) presently to afford a complete loss of its investment. It has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect its ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments (including the investment contemplated by this Purchase Agreement) is reasonable in relation to its net worth or investment portfolio.

         4.5. KNOWLEDGE AND EXPERIENCE. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Shares and of making an informed investment decision and can bear a complete loss of its investment.

         4.6. ACCESS TO MANAGEMENT. It, in making its decision to purchase Common Shares, has been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of transaction contemplated by this Agreement, and to obtain any additional information, to the extent such persons possess such information.

         4.7. BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Purchaser, except as described herein.

5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of each Purchaser under this Agreement are subject to the fulfillment, or the waiver by such Purchaser, of the conditions set forth in this Section 5 on or before the Closing Date.

         5.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date, other than as would not, taken as a whole, have an Material Adverse Effect. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

         5.2. CERTIFICATE. The Company shall have delivered to each Purchaser a certificate, executed by the President of the Company as of the Closing Date, certifying to the fulfillment of the conditions to the Purchasers' obligations under this Agreement set forth in Section 5.1.

         5.3. STOCKHOLDER APPROVAL. The stockholders of Ergo shall have approved
(i) the Merger and (ii) the issuance of Common Shares contemplated herein.

         5.4. CONSUMMATION OF MERGER. The Merger shall have been consummated.

         5.5. PURCHASER SATISFACTION WITH ACQUISITION. The Acquisition shall be acceptable in all respects to such Purchaser in its sole discretion.

6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under this Agreement are subject to the fulfillment, or the waiver in writing by the Company, of the conditions set forth in this Section 6 on or before each Closing Date.

         6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date. Each Purchaser shall have performed and complied with all agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

         6.2. CERTIFICATE. Each Purchaser shall have delivered to the Company a certificate, duly executed by or on behalf of it as of the Closing Date, certifying to the fulfillment of the conditions to the Company's obligations under this Agreement set forth in Section 6.1.

         6.3. STOCKHOLDER APPROVAL. The stockholders of Ergo shall have approved
(i) the Merger and (ii) the issuance of the Common Shares contemplated herein.

         6.4. CONSUMMATION OF MERGER. The Merger shall have been consummated.

         6.5. COMPANY SATISFACTION WITH ACQUISITION. The Acquisition shall be acceptable in all respects to the Company in its sole discretion.

7. SUCCESSORS AND ASSIGNS. No assignment or transfer of this Agreement or any right or privilege hereunder by any party, including any assignment by operation of law pursuant to a merger, liquidation, foreclosure, or involuntary sale in bankruptcy, shall be effective or binding on the other party without such other party's prior written consent. Notwithstanding the foregoing, (i) Ergo may assign its rights and obligations hereunder to Merger Sub in connection with the Merger and (ii) Court Square may assign its rights and obligations, in whole or in part, to any of its "affiliates" (as such term is defined in Regulation D under the Securities Act) or any employee or director of Court Square of any such affiliate. The provisions of this Agreement shall bind and inure to the benefit of the respective permitted successors, assigns, heirs, executors, and administrators of the parties hereto.

8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants shall terminate at, and be of no further force and effect after, the Closing.

9. EXPENSES. Each party shall bear its own costs and expenses in connection with the transactions contemplated hereby.

10. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by express overnight courier service or mailed by first class mail, postage prepaid, as follows:

If to Purchaser, addressed to:

         Court Square Capital Limited
         c/o Citicorp Venture Capital, Ltd.
         399 Park Avenue
         New York, NY 10043
         Attn: President
         Telephone: (212) 559-3765
         Fax:       (212) 888-2940

If to Company, addressed to:

         Ergo Science Corporation
         790 Turnpike Street; Suite 205
         North Andover, MA 01845
         Attn: President
         Telephone: (978) 974-9474
         Fax:       (978) 974-0688

With a copy to:

         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center
         Boston, MA 02111
         Attention: Douglas A. Zingale, Esq.
         Telephone: (617) 542-6000
         Fax:       (617) 542-2241

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

         Notices provided in accordance with this Section 10 shall be deemed delivered upon personal delivery, receipt by telecopier or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

11. NO CONDITIONS TO EFFECTIVENESS, ENTIRE AGREEMENT. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof, including without limitation the Original Agreement.

12. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. CAPTIONS. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

15. SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

16. GOVERNING LAW. This Agreement shall be governed by, interpreted, construed and enforced in accordance with, the substantive laws of the State of Delaware, without reference to principles of conflict of laws.

17. TERMINATION AND EXPIRATION. Unless otherwise terminated earlier by mutual agreement of the Company and Court Square, the term of this Agreement shall expire on the second anniversary of the date hereof.

         IN WITNESS WHEREOF, Ergo, Merger Sub and Court Square have executed this Common Stock Purchase Agreement as of the day and year first above written.


                                              ERGO SCIENCE CORPORATION


                                              By:  /s/ David R. Burt
                                                   ---------------------------
                                                   Name:  David R. Burt
                                                   Title: President




                                              ESC MERGER SUB, INC.


                                              By:  /s/ David R. Burt
                                                   ---------------------------
                                                   Name:  David R. Burt
                                                   Title: President




                                              COURT SQUARE CAPITAL LIMITED


                                              By:  /s/ Thomas F. McWilliams
                                                   ---------------------------
                                                   Name:  Thomas F. McWilliams
                                                   Title: